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                                                                  Exhibit 10.183

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered on this 22nd day of March, 2002 (the "Closing Date") by and between UNITED METRO MATERIALS INC., an Arizona corporation ("Purchaser") and MEADOW VALLEY CONTRACTORS, INC., a Nevada corporation ("Seller").

                                   RECITALS

     Purchaser desires to purchase the Purchased Assets, and Seller desires to sell the Purchased Assets, pursuant to the terms and conditions hereinafter set forth. The Parties wish to set forth their understanding in this Agreement with respect to the purchase and sale of such Purchased Assets and with respect to certain other matters.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT

                                   ARTICLE I

                                  Definitions

     Capitalized words and phrases not otherwise defined within the body of this Agreement shall have the meanings set forth on Exhibit "A" attached to this Agreement. Where the context of this Agreement so requires, the use of the singular includes the plural, and the use of the plural includes the singular. The use of any gender in this Agreement includes any and all genders.

                                   ARTICLE II

                               Purchase and Sale

     Section 2.l.  Agreement to Sell.  Subject to the terms and conditions set
                   -----------------
forth in this Agreement, Seller hereby sells, transfers, grants, conveys, assigns and delivers to Purchaser, all right, title and interest of Seller in and to the Purchased Assets free and clear of all Liens, with the exception of the Assumed Liabilities. Purchaser shall have the exclusive control and possession of the Purchased Assets from and after the Closing Date.

     Section 2.2.  Agreement to Purchase.  Subject to the terms and conditions
                   ---------------------
set forth in this Agreement, Purchaser hereby purchases the Purchased Assets from Seller, in reliance upon the representations, warranties and covenants of Seller contained herein.

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     Section 2.3.  Purchase Price.  The total consideration to be paid by
                   --------------
Purchaser for the Purchased Assets shall be the Purchase Price. On the day prior to the Closing Date, Purchaser and seller shall inspect the Inventory and shall jointly prepare a calculation of: (a) the amount of Inventory as of the Closing Date using generally accepted industry methods; and (b) the Inventory Closing Value.

     Section 2.4.  Payment of the Purchase Price.  On the Closing Date,
                   -----------------------------
Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds to an account designated in writing by Seller prior to the Closing Date.

     Section 2.5.  Allocation of Purchase Price.  The Parties agree that the
                   ----------------------------
Purchase Price shall be allocated as set forth on Exhibit "B" attached to this Agreement. Seller and Purchaser each hereby covenant and agree that they will not take any position on any income tax return, before any Governmental Authority charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 2.5 and will provide such tax forms requested by the other Party necessary to reflect such allocation.

     Section 2.6.  Taxes.  To the extent the Transaction is not exempt from
                   -----
Arizona state, county or municipal sales taxes, any and all of such taxes that may become due and owing by reason of the Transaction shall be the responsibility and liability of Purchaser. Any and all other Taxes that may become due and owing by reason of the Transaction shall be the responsibility and liability of Seller, and will be paid by Seller without any contribution by Purchaser.

     Section 2.7.  Prorations.  Seller shall be responsible for all utilities,
                   ----------
lease payments, ad valorem, and other similar expenses relating to the Purchased Assets accruing prior to the Closing Date. Purchaser shall be responsible for such expenses relating to the Purchased Assets accruing on and after the Closing Date. Any of the same which Seller has prepaid for any period following the Closing Date shall be reimbursed by Purchaser within ten (10) days following receipt of an invoice therefor from Seller, and likewise, Seller shall reimburse Purchaser for any of the same paid by Purchaser for any period prior to the Closing Date within ten (10) days following receipt of an invoice therefor from Purchaser. To the extent that separate billings are not possible, the Parties will cooperate in prorating the expenses as of the Closing Date. Seller shall pay all costs and fees in connection with the preparation and issuance of the required title commitments and title policies with respect to the Leased Property.

     Section 2.8.  Assumption of Liabilities.  Purchaser hereby assumes and
                   -------------------------
agrees to pay, discharge or perform, as appropriate and when due, the Assumed Liabilities. Except for the Assumed Liabilities, Purchaser assumes no liability or responsibilities for any Liabilities of any nature whatsoever of Seller or in connection with the operation of the Business or the Purchased Assets, including, without limitation, any Liabilities with respect to any Employee Benefit Plan.

     Section 2.9.  Seller Employees.  Seller shall be responsible for any and
                   ----------------
all obligations to any and all of its employees, including, but not limited to, the payment of salaries, bonuses, vacation pay, retirement benefits, sick pay, insurance premiums and other fringe benefits, and Seller hereby agrees to pay all such obligations directly to or on behalf of its employees when

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due. Seller agrees to pay in a timely manner all amounts (including but not limited to any and all withholding and unemployment compensation insurance payment) required to be paid with respect to the compensation and benefits of its employees. Purchaser shall have the right, but not the obligation, to employ as Purchaser's employees, any of Seller's employees directly employed in connection with the Business, and to continue such persons in the employ of Purchaser for such period of time, and upon such terms, as Purchaser, in its sole and absolute discretion, may deem appropriate.

     Section 2.10.  Third Party Consents.  To the extent that Seller's rights
                    --------------------
under any agreement, contract, commitment, lease, or other Purchased Asset may not be assigned without the Consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required Consent(s) as promptly as possible. If any such Consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Purchased Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law, shall act after the Closing, as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

     Section 2.11.  Bulk Transfer.  The Parties waive, if required, compliance
                    -------------
with the Bulk Transfer Laws of the State of Arizona, and Seller agrees to indemnify Purchaser from and against and hold Purchaser harmless from any and all Liabilities arising out of any failure or alleged failure to comply with such laws in respect of the Transaction.

                                  ARTICLE III

                                    Closing

     Section 3.1.  The Closing.  The Closing shall take place at the offices of
                   -----------
Purchaser, 701 N. 44th Street, Phoenix, Arizona, at 10:00 a.m. Mountain Time, on the Closing Date, or at such other place and at such other time as the Parties may agree. Either Party may terminate this Agreement if Closing has not been completed by midnight on May, 15, 2002; provided, however, that the failure to complete the Closing is not due to a breach by the terminating Party of any of its obligation under this Agreement.

     Section 3.2.  Conditions to Obligations of Purchaser.  The obligations of
                   --------------------------------------
Purchaser to consummate the Transaction on the Closing Date are, at the option of Purchaser, subject to the satisfaction of all of the following conditions on the Closing Date:

     (a) the representations and warranties set forth in Article IV of this Agreement must have been true and correct on the date of this Agreement and must be true and correct on the Closing Date;

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     (b)  Seller must have complied with its obligations and performed or observed its covenants under this Agreement;

     (c) Purchaser shall be satisfied, in its sole and absolute discretion, with the results of its due diligence examination of Seller, the Purchased Assets, the Assumed Liabilities and all related matters;

     (d) no Material Adverse Change shall have occurred with respect to Seller, the Purchased Assets or the Assumed Liabilities;

     (e) Purchaser and Seller must have received any consents, approvals, or authorizations of any Person or Governmental Authority, including, without limitation the Required Consents, which in the judgment of Purchaser, are necessary for or appropriate to the operation of the Purchased Assets and the consummation of the Transaction on the Closing Date;

     (f) no Litigation by any Person or Governmental Authority may be pending or asserted against any Party which could restrain, prohibit, or otherwise interfere with the consummation of the Transaction;

     (g)  Seller must have delivered to Purchaser the documents contemplated by
          Section 3.4; and

     (h)  Seller shall have entered into the Non-Compete Agreement.

     Section 3.3.  Conditions to Obligations of Seller.  The obligations of
                   -----------------------------------
Seller to consummate the Transaction on the Closing Date are, at the option of Seller, subject to satisfaction of all of the following conditions on the Closing Date:

     (a) the representations and warranties set forth in Article V of this Agreement must have been true and correct on the date of this Agreement and must be true and correct on the Closing Date;

     (b) Purchaser must have complied with its obligations and performed or observed its covenants under this Agreement; and

     (c)  Purchaser must have delivered to Seller the documents contemplated by
          Section 3.5.

     Section 3.4.  Delivery of Documents by Seller.  On the Closing Date, Seller
                   -------------------------------
will deliver, or cause to be delivered, to Purchaser:

     (a) such bills of sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Seller's right, title, and interest

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          in and to the Purchased Assets, including, specifically, all certificates of title for all motor vehicles included in the Purchased Assets, duly endorsed for transfer, and the transferable Permits together with all required Consents necessary for their transfer to Purchaser;

     (b) duly adopted resolutions of the Board of Directors of Seller, certified by the secretary or other appropriate officer of Seller, as of the Closing Date, authorizing and approving the execution and delivery of the Seller Documents, the consummation of the Transaction in accordance with the terms of the Transaction Documents and all other necessary and proper actions to enable Seller to comply with the terms thereof;

     (c) certificates from the Arizona Corporation Commission and the Nevada Secretary of State, dated not more than seven (7) days prior to the Closing Date, as to the legal existence and good standing of Seller, under the laws of such state;

     (d) a letter dated as of the Closing Date and addressed to Purchaser from the law firm of Jennings, Haug & Cunningham, counsel to Seller, in the form and content reasonably acceptable to Purchaser;

     (e)  the Assignment and the Assumption Agreement, executed by Seller;

     (f)  the Non-Compete Agreement, executed by Seller;

     (g) all of the agreements, contracts and other documents, books, records, customer lists and data which are part of the Purchased Assets;

     (h)  the Required Consents;

     (i)  the Estoppels;

     (j) a duly executed amendment to the Schaible Lease extending the term thereof through 2007 with a five (5) year option to renew in form acceptable to Purchaser.

     (k) commitment(s) for an ALTA lessee's title insurance policy with respect to the Leased Property issued in the name of Purchaser by a reputable national title insurance company, that shows marketable fee simple title to such Leased Property in the lessors named therein and agrees to insure the leasehold interest therein in Purchaser, provides coverage in amounts satisfactory to Purchaser, and has no exceptions other than (i) those approved by Purchaser, and (ii) those requiring a survey for removal. Such commitment(s) shall, contemporaneous with the Closing, be marked up by a representative of the issuer so as to
          (i) satisfy all requirements to the issuance of the policy pursuant to it, (ii) advance the effective date to a date not earlier than the Closing Date without the addition of any title exceptions other than Purchaser approved exceptions or those in the

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          commitment, and (iii) result in an unconditional binding obligation on the part of the issuer to issue final policies pursuant to such commitment(s); and

     (l) any other usual and customary closing documentation reasonably requested by Purchaser which is required to consummate the Transaction in accordance with this Agreement.

     Section 3.5.  Delivery of Documents by Purchaser.  On the Closing Date,
                   ----------------------------------
Purchaser will deliver, or cause to be delivered, to Seller:

     (a)  the Purchase Price in accordance with Section 2.4;

     (b)  the Assumption Agreement, executed by Purchaser;

     (c)  the Non-Compete Agreement, executed by Purchaser;

     (d) duly adopted resolutions of the Board of Directors of Purchaser, certified by the Secretary of Purchaser, as of the Closing Date, authorizing and approving the execution and delivery of the Purchaser Documents, the consummation of the Transaction in accordance with the terms of the Transaction Documents, and authorizing and approving all other necessary and proper corporate action to enable Purchaser to comply with the terms thereof;

     (e) a certificate from the Arizona Corporation Commission dated not more than seven (7) days prior to the Closing Date, as to the legal existence and good standing of Purchaser under the laws of such state; and

     (f) any other usual and customary closing documentation reasonably requested by Seller which is required to consummate the Transaction in accordance with this Agreement.

                                  ARTICLE IV

                 Representations and Warranties of the Seller

     Seller represents and warrants to Purchaser that the following representations and warranties are true, complete and correct as of the Closing Date.

     Section 4.1.   Organization and Power.  Seller is a corporation duly
                    ----------------------
incorporated, validly existing and in good standing under the laws of the State of Nevada. Seller is duly qualified as a foreign entity under the laws of the State of Arizona and the laws of each other jurisdiction in which it is required to be qualified in order to conduct its business. Seller has the corporate power and authority to own and hold the Purchased Assets and to carry on the Business as currently conducted.

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     Section 4.2.  Authority For Agreement.  Seller has the power and authority
                   -----------------------
to make, execute, deliver and perform this Agreement, the Seller Documents and to consummate the Transaction. The execution, delivery and performance of this Agreement, the Seller Documents and the consummation of the Transaction have been duly authorized by all necessary action on the part of Seller. This Agreement and the Seller Documents constitute the valid and legally binding obligations of Seller enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and subject to equitable principles.

     Section 4.3.  No Default.  Neither the execution nor delivery of this
                   ----------
Agreement, the Seller Documents, nor the consummation of the Transaction by Seller will (a) result in a breach or violation by Seller of its organizational documents, any Contractual Obligation or Legal Requirement; (b) give to any Person any claim, rights of termination, cancellation or acceleration, in or with respect to any agreements, contracts or commitments to which Seller is a party which relate to the Purchased Assets, the Assumed Liabilities or the Business; or (c) result in the creation or imposition of (or the right or obligation to create or impose) any Lien upon any of the Purchased Assets pursuant to the terms of any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Seller is a party or by which it may be bound.

     Section 4.4.  Tax Matters.  Seller has timely filed all necessary Tax
                   -----------
Returns that would affect the Purchased Assets, the Assumed Liabilities or the Business, and all such Tax Returns are complete and correct in all material respects and accurately reflect all liabilities for Taxes for the related periods. No Governmental Authority with which Seller does not file Tax Returns has alleged in a written or oral communication received by Seller an obligation on the part of Seller to so file Tax Returns. Seller has paid or has adequately provided for, all Taxes payable by, or due from, Seller for all periods ended on or before the Closing Date, including any and all Taxes required to have been so withheld or paid in connection with amounts owed or paid to any employee, contractor or other third party. No Liens or pending, claims exist for failure or alleged failure to pay Taxes and there is no basis for any such claim. No deficiency or claim or dispute is outstanding, proposed or assessed against Seller or any property of Seller with respect to any Tax. No examination or audit by a Governmental Authority of any Tax Return filed with such Governmental Authority is in progress nor has Seller received notice that any such examination or audit is contemplated. Seller is not a "foreign person" for purposes of Section 1445 of the Code.

     Section 4.5.  Title.  Except for the Assumed Liabilities, Seller has good
                   -----
title, free and clear of all title defects, objections and Liens of any nature whatsoever (except as provided in the following sentence) to all of the Purchased Assets. Seller has not pre-sold any of the Inventory. There are no existing agreements, options, commitments or rights with, of, or to any Person to acquire the Purchased Assets or rights or any interest therein.

     Section 4.6.  Solvency.  The Purchase Price is reasonably equivalent to the
                   --------
fair market value of the Purchased Assets. After the Closing, (a) the fair market value of the remaining assets of Seller will be greater than the amount that will be required to pay the known Liabilities of Seller as they become due, and (b) Seller will be able to pay its debts as they mature.

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     Section 4.7.  Assigned Contracts.  Schedule 4.7 attached to this Agreement
                   ------------------   ------------
sets forth a complete list of the Assigned Contracts. Seller has not breached, nor has Seller received notice of any (a) unresolved claim or threat that Seller has breached any term or condition of any of the Assigned Contracts, or (b) notice of repudiation or denial of the enforceability of any of the Assigned Contracts. All Assigned Contracts are in full force and effect and there is no Default under any such Assigned Contracts.

     Section 4.8.  Leased Property.  Schedule 4.8 attached to this Agreement
                   ---------------   ------------
sets forth a complete and accurate description of the Leased Property. Complete and correct copies of all leases, licenses or other agreements or instruments, and all amendments, modifications, extensions and renewals thereto, applicable to the Leased Property are attached hereto as Schedule 4.8. Except as set forth
                                              ------------
in Schedule 4.8, no such lease, license or other agreement or instrument
   ------------
applicable to the Leased Property has been modified or amended in writing in any material respect. Except as set forth in Schedule 4.8, none of the Leased
                                          ------------
Property is subject to any sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment thereof. Seller has not breached, nor has Seller received notice of any (a) unresolved claim or threat that Seller has breached any term or condition of any of the leases, licenses or other agreements or instruments applicable to the Leased Property, or (b) notice of repudiation or denial of the enforceability of any of such leases, licenses or other agreements or instruments. All such leases, licenses or other agreements or instruments applicable to the Leased Property are in full force and effect and there is no Default under any such leases, licenses or other agreements or instruments. The zoning is proper for the use of the Leased Property for the operation of an aggregates mining and sales and ready mix and asphalt concrete business and such uses are permitted conforming uses under applicable Legal Requirements. All required certificates of occupancy have been issued and are in effect for the Leased Property. There are no violations of any Legal Requirements relating to zoning or land use laws with respect to the Leased Property.

     Section 4.9.  Plant, Machinery and Equipment.  Schedule 4.9 attached to
                   ------------------------------   ------------
this Agreement sets forth a complete list of all of the Plant, Machinery and Equipment included in the Purchased Assets. All of such Plant, Machinery and Equipment are in good operating condition and repair, subject to normal wear and maintenance, are usable in the Ordinary Course and conform to all Legal Requirements in all material respects relating to their construction, use and operation.

     Section 4.10. Employees.  Schedule 4.10 attached to this Agreement is a
                   ---------   -------------
true and complete list of the names and current salaries of Seller's employees directly employed in connection with the Business. Seller is in compliance with all Legal Requirements relating to employment, employment practices, terms and conditions of employment, occupational health and safety and wages and hours. Seller has not engaged in any unfair labor practice, and no unfair labor practice complaint is pending or, to the Knowledge of Seller, threatened against Seller. No labor strike, dispute, slowdown, stoppage or other material labor difficulty is pending or, to the Knowledge of Seller, has been overtly threatened with respect to Seller, and no such action has occurred within the last five (5) years. No formal grievance or arbitration proceeding is pending or, has been asserted against Seller, and no formal grievance proceeding has occurred

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within the last five (5) years resulting in any loss or damage to Seller. The only Employee Benefit Plans currently maintained or contributed to by Seller for Seller's employees directly employed in connection with the Business are the 401(K) Plan and a medical insurance plan. Purchaser shall have no obligations or Liabilities whatsoever with respect to any Employee Benefit Plan.

     Section 4.11.  Litigation.  There is no Litigation pending or, to the
                    ----------
Knowledge of Seller, threatened against or affecting the Purchased Assets, the Assumed Liabilities or the Business before any court or by or before any Governmental Authority or arbitration board or tribunal. To the Knowledge of Seller, no reasonable grounds exist for any Litigation.

     Section 4.12.  Environmental.  There are no civil or criminal actions,
                    -------------
notices of violation, or administrative proceedings relating to any Environmental Laws pending or to the Knowledge of Seller threatened by any Governmental Authority or other Person, with respect to or affecting the Purchased Assets, the Assumed Liabilities or the Business. To the Knowledge of Seller, there is no Fact which may interfere with or prevent compliance with any Environmental Law. Seller has obtained all permits which are required in connection with the operation of the Business by any Environmental Law. There has not been any presence on or under, or any escape, seepage, leakage, spillage, discharge, or emission from the Leased Property of any Hazardous Materials during the period of ownership, operation or management by Seller. Seller has not performed or omitted to performing or suffered to occur any act which would reasonably be expected to give rise to, or has otherwise, incurred liability or potential liability to any Person under any Environmental Laws. No discharge or "release" (as such term is defined in 42 U.S.C. (S)9601(22)) of any Hazardous Materials exists or is occurring (or has existed or occurred) from, or upon, the Leased Property during the period of ownership, operation or management by Seller that is or was in violation of applicable Environmental Laws or that requires or required any reporting, assessment, monitoring or remediation under applicable Environmental Laws. There are no underground tanks situated on the Leased Property. Except as disclosed on the Disclosure Schedule, there are no above ground tanks situated on the Leased Property.
There are no existing surface or subsurface soil, water, mineral, chemical or environmental conditions which presently, or which with the passage of time will, (a) require reporting to any Governmental Authority, (b) constitute a violation of any Environmental Law, or (c) otherwise adversely affect or threaten adversely to affect Seller or its property. No Hazardous Waste has been generated or shipped from, or stored or disposed upon, the Leased Property during the period of ownership, operation or management by Seller that is or was in violation of applicable Environmental Laws or that requires or required any reporting, assessment, monitoring or remediation under applicable Environmental Laws. Seller has not received notice or a request for information about any liability or Potential liability under any Environmental Law, or any claim therefor or submitted notice pursuant thereto to any Governmental Authority.

     Section 4.13.  Permits and Approvals.  The Permits have been validly
                    ---------------------
issued, Seller is in compliance with the Permits and no proceeding is pending or, to the Knowledge of Seller, threatened to revoke or limit any such Permit. Seller has not received notice from any Governmental Authority to the effect that any additional Permits are required. The Permits are sufficient and adequate in all respects to permit the continued lawful conduct of the Business in

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the manner currently conducted and none of the operations of Seller are being conducted in a manner that violate, in any material respect, any of the terms or conditions under which any Permit was granted.

     Section 4.14.  Brokers or Finders Fees.  Seller has not paid, nor has or
                    -----------------------
will incur any liability for, any fees, compensation or other expense to any broker or finder who acted on behalf of Seller in connection with this Agreement or the Transaction.

     Section 4.15.  Consents.  Except for the Required Consents, no permit,
                    --------
Consent, approval, or authorization of, or designation, declaration or filing with, any Governmental Authority or any other Person on the part of Seller is required in connection with the execution and delivery by Seller of this Agreement, the Seller Documents, or the consummation of the Transaction.

     Section 4.16.  Contractual Obligations.  Seller is not in Default under any
                    -----------------------
Contractual Obligation which relate to or affect the Purchased Assets, the Assumed Liabilities, or the Business.

     Section 4.17.  Legal Requirements.  Seller has complied in all material
                    ------------------
respects with, and is in compliance in all material respects with, all Legal Requirements.

     Section 4.18.  Disclosure.  Seller has delivered to Purchaser the
                    ----------
Disclosure Schedule attached as Exhibit "G" to this Agreement. A Fact will not be considered to have been disclosed as an exception to a representation and warranty set forth in this Agreement unless and to the extent that the Fact is specifically disclosed in the Disclosure Schedule as an exception to the representation and warranty. None of the representations, warranties, or statements contained in this Article IV or incorporated in the Disclosure Schedule or any certificate delivered herewith contains any untrue statement of a material Fact or omits to state any material Fact necessary in order to make any of such representations, warranties, or statements, in light of the circumstances under which they were made, not misleading. There is no Fact which has a Material Adverse Effect on Seller or the Purchased Assets and which has not been set forth in this Agreement or in the Disclosure Schedule hereto or delivered pursuant to certificates in writing furnished in connection with the Transaction. Copies of each document referred to in the Disclosure Schedule, which documents have been provided to Purchaser, are true, complete, and correct.

     Section 4.19.  Financial Information.  Seller has delivered the most recent
                    ---------------------
audited consolidated financial statements of Meadow Valley Corporation, Seller's parent, to Purchaser. Such financial statements are complete and correct, are consistent with the books and records of Seller (which books and records are complete and correct), present fairly (i) the financial condition of Seller as of the date indicated, and (ii) each item comprising the financial condition of Seller as of the date indicated, consistently applied throughout the period indicated. Seller has no Liabilities, except for (i) Liabilities set forth on or reserved against the face of such financial statements, (ii) Liabilities incurred in the Ordinary Course since the date of such financial statements (none of which relates to a breach of a Contractual Obligation or the violation of a Legal Requirement), or (iii) unknown Liabilities which would not have a Material Adverse

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Effect. Since the date of such financial statements, the business of Seller has been conducted in the Ordinary Course and there has not been any event, occurrence, development, or state of circumstances or facts which has had, or with the giving of notice or the passage of time or both will have, a Material Adverse Effect with respect to the Purchased Assets, the Assumed Liabilities, or the Business.

                                   ARTICLE V

                  Representations and Warranties of Purchaser

     Purchaser represents and warrants to Seller that the following representations and warranties are true, complete and correct as of the Closing
Date:

     Section 5.1.  Organization.  Purchaser is a corporation duly incorporated,
                   ------------
validly existing and in good standing, under the laws of the State of Arizona.

     Section 5.2.  Authority For Agreement.  Purchaser has the corporate power
                   -----------------------
and authority to make, execute, deliver and perform this Agreement and the Purchaser Documents and to consummate the Transaction. The execution, delivery and performance of this Agreement, the Purchaser Documents and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Purchaser Documents constitute the valid and legally binding obligations of Purchaser enforceable in accordance with their terms, except as enforcement thereof, may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and subject to equitable principles.

     Section 5.3.  No Default.  Neither the execution nor delivery of this
                   ----------
Agreement, the Purchaser Documents nor the consummation of the Transaction by Purchaser will conflict with or result in a breach of or constitute or result in a Default under any of the terms, conditions or provisions of the articles of incorporation or bylaws of Purchaser, any Legal Requirement, or any Contractual Obligation.

     Section 5.4.  Consents.  No permit, Consent, approval, or authorization of,
                   --------
or designation, declaration or filing with, any Governmental Authority or any other Person on the part of Purchaser is required in connection with the execution and delivery by Purchaser of this Agreement, the Purchaser Documents or the consummation of the Transaction.

     Section 5.5.  Brokers or Finders Fees.  Purchaser has not paid, nor has or
                   -----------------------
will incur any liability for, any fees, compensation or other expense to any broker or finder who acted on behalf of Purchaser in connection with this Agreement or the Transaction.

     Section 5.6.  Accuracy of Seller's Environmental Representations Regarding
                   ------------------------------------------------------------
Asphalt Plant.  Pursuant to an agreement with Seller, Purchaser currently
-------------
operates an asphaltic concrete batch plant at the Fain Lease portion of the Leased Property. With respect to Purchaser's operation of such batch plant, to the knowledge of Purchaser: (a) there is no Fact which would make the representations, warranties and statements contained in Section 4.12 of this Agreement untrue or misleading in material respect; (b) there are no civil or criminal actions, notices of violation, or administrative proceedings relating to any Environmental Laws pending or threatened by any Governmental Authority or other Person with respect to or affecting the such batch plant; (c) there is no Fact which may interfere with or prevent compliance with any Environmental Law; (d) Purchaser has obtained all permits which are required in connection with the operation of such batch plant by any Environmental Law; (e) there has not been any presence on or under, or any escape, seepage, leakage, spillage, discharge, or emission from batch plant of any Hazardous Materials during the period of operation by Purchaser; (f) Purchaser has not performed or omitted to perform or suffered to occur any act which would reasonably be expected to give rise to, or has otherwise, incurred liability or potential liability to any Person under any Environmental Laws; (g) no discharge or "release" (as such term is defined in 42 U.S.C. (S)9602(22)) of any Hazardous Materials exists or is occurring (or has existed or occurred) from, or upon, such batch plant during the period of operation by Purchaser that is or was in violation of applicable Environmental Laws or that requires or required any reporting, assessment, monitoring or remediation under applicable Environmental Laws; (h) there are no underground tanks situated at the batch plant; (i) except as disclosed on the Disclosure Schedule, there are no above ground tanks situated at the batch plant; (j) there are no existing surface or subsurface soil, water, mineral, chemical or environmental conditions which presently, or which with the passage of time will, (i) require reporting to any Governmental Authority, (ii) constitute a violation of any Environmental Law, or (iii) otherwise adversely affect or threaten adversely to affect Purchaser or its property; (k) no Hazardous Waste has been generated or shipped from, or stored or disposed upon, the batch plant during the period of operation by Purchaser that is or was in violation of applicable Environmental Laws or that requires or required any reporting, assessment, monitoring or remediation under applicable Environmental Laws; and (l) Purchaser has not received notice or a request for information about any liability or Potential liability under any Environmental Law, or any claim therefore or submitted pursuant thereto to any Governmental Authority.

                                   ARTICLE VI

                                   Covenants

     Section 6.1.  Further Assurances and Cooperation.  Upon the request of a
                   ----------------------------------
Party, each other Party will, at any time and from time to time, execute and deliver additional agreements and documents, including documents of conveyance and transfer, and any director consents, or powers of attorney, and take such other action as may be reasonably necessary or desirable to carry out the purposes of this Agreement or to consummate, confirm, or evidence the Transaction. The requesting Party will pay any reasonable third party expenses incurred by the other Party in complying with such request.

     Section 6.2.  Non-Compete Agreement.  It is expressly understood and agreed
                   ---------------------
between the Parties that the Non-Compete Agreement is an integral part of the Transaction, that Purchaser would not have entered into this Agreement in the absence of the Non-Compete Agreement and that the sole purpose of the Non-Compete Agreement is to protect the value of the Purchased Assets being purchased by Purchaser from Seller.

     Section 6.3.  Best Efforts.  Until Closing, each Party will use its best
                   ------------
efforts (i) to ensure that the conditions applicable to each Party as set forth in Sections 3.2 and 3.3 of this Agreement are satisfied, and (ii) to consummate the Transaction, subject to the terms and conditions set forth in this Agreement. Each Party will use its best efforts to take or to cause to be taken any and all actions reasonably requested by the other Party to consummate the Transaction. In connection with using its best efforts, it is understood and agreed that neither Party shall be required to make payments to third parties.

     Section 6.4.  Access.  Until Closing and subject to the Confidentiality
                   ------
Agreement, Seller shall give Purchaser and its agents (a) reasonable access during normal business hours to any and all books, records, documents, contracts, properties, and assets of or relating to the Purchased Assets, the Assumed Liabilities or the Business, and any other information relating to or affecting the Purchased Assets, the Assumed Liabilities, or the Business which is requested by Purchaser or its agents, and (b) reasonable access during normal business hours to any agent of Seller with respect to the Purchased Assets, the Assumed Liabilities, or the Business. Seller shall cause all Seller's agents to cooperate with Purchaser in any investigation of Seller. Furthermore, Seller shall furnish to Purchaser copies of all documents, records, and information relating to the Purchased Assets, the Assumed Liabilities or the Business as Purchaser shall from time to time request, and shall permit Purchaser and its agents to make such physical inventories and inspections of the property, assets and liabilities of which relate to or affect the Purchased Assets, the Assumed Liabilities, or the Business as Purchaser may request from time to time.

     Section 6.5.  Notices. Seller will notify Purchaser promptly of any event
                   -------
or occurrence that would cause any representation or warranty set forth in
Article IV of this Agreement to be untrue or incorrect. Purchaser will notify Seller promptly of any event or occurrence that would cause any representation or warranty set forth in Article V of this Agreement to be untrue or incorrect.

     Section 6.6.  Conduct of Business.  Until Closing, Seller shall conduct its
                   -------------------
business which relates to or affects the Purchased Assets, the Assumed Liabilities, or the Business only in the Ordinary Course and Seller shall not, without the Consent of Purchaser, (i) make any substantive organizational or executive personnel changes which relate to or affect the Purchased Assets, the Assumed Liabilities, or the Business, including, without limitation, entering into employment agreements, or implementing any general or executive officer compensation increases not in the Ordinary Course, or (ii) make any purchase or sale of Inventory, Plant, Machinery and Equipment, vehicles, buildings, or other physical assets which relate to or affect the Purchased Assets, the Assumed Liabilities, or the Business not in the Ordinary Course. Furthermore, until Closing, Seller shall use its best efforts to preserve the goodwill of its customers, employees, suppliers and others with whom Seller has business relations which relate to or affect the Purchased Assets, the Assumed Liabilities, or the Business.

     Section 6.7.  Exclusivity.  Until Closing or termination of this Agreement,
                   -----------
Seller will not, directly or indirectly, solicit, encourage, entertain, or negotiate with respect to any acquisition proposal relating to the Purchased Assets or the Business and Seller will notify Purchaser promptly of the receipt of any proposal with respect to any such acquisition proposal.

                                  ARTICLE VII

     Survival of Representations, Warranties and Covenants; Indemnification

     Section 7.1.  Survival.  All representations, warranties and covenants
                   --------
made by Seller and Purchaser set forth in this Agreement shall survive the Closing Date and remain in full force and effect indefinitely.

     Section 7.2.  Indemnification by Seller.  Seller shall indemnify, defend,
                   -------------------------
and hold Purchaser harmless from and against any and all Losses suffered or incurred by Purchaser that result from or arise out of any misrepresentation by Seller set forth in Article IV, any breach by Seller of any warranty set forth in Article IV, or any breach by Seller of any covenant set forth in this Agreement.

     Section 7.3.  Indemnification by Purchaser.  Purchaser shall indemnify,
                   ----------------------------
defend, and hold Seller harmless from and against any and all Losses suffered or incurred by Seller that result from or arise out of any misrepresentation by Purchaser set forth in Article V, any breach by Purchaser of any warranty set forth in Article V, or any breach by Purchaser of any covenant set forth in this Agreement.

     Section 7.4.  Third Party Claims.
                   ------------------

     (a) If an Indemnified Party receives a Third Party Claim Notice, then the Indemnified Party will promptly notify the Indemnifying Party. A delay by an Indemnified Party in notifying the Indemnifying Party, however, will relieve the Indemnifying Party from an indemnification obligation only if and solely to the extent that the Indemnifying Party is injured by the delay.

     (b) The Indemnifying Party will notify the Indemnified Party within fifteen (15) calendar days after the Indemnified Party has given notice of the Third Party Claim as to whether the Indemnifying Party is assuming the defense of the Third Party Claim. If the Indemnifying Party assumes the defense of the Third Party Claim, then (i) the Indemnifying Party will defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party, and (ii) the Indemnified Party may retain separate co- counsel at its sole cost and expense.

     (c) An Indemnified Party will not Consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim without the Consent of the Indemnifying Party, which Consent will not be withheld unreasonably; and the Indemnifying Party will not Consent to the entry of any judgment with respect to a Third Party Claim or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the Third Party Claim releases the

          Indemnified Party from all Liability with respect to the Third Party Claim, without the Consent of the Indemnified Party.

     (d) If an Indemnifying Party does not notify the Indemnified Party within fifteen (15) calendar days after the Indemnified Party has given notice of a Third Party Claim that the Indemnifying Party is assuming the defense of the Third Party Claim, then the Indemnified Party may defend against, or enter into any settlement with respect to, the Third Party Claim in any manner it may reasonably conclude to be appropriate.

     Section 7.5.  Equitable Relief.  Each Party acknowledges that the other
                   ----------------
Party may be irrevocably damaged if the Party fails to perform any of its obligations under this Agreement. Each Party, therefore, will be entitled to injunctive relief to prevent the breach of any of the obligations under this Agreement and may specifically enforce performance of those obligations.

     Section 7.6.  Other Remedies.  The indemnification provisions set forth in
                   --------------
this Article VII are in addition to, and not in derogation of, any statutory or common law remedy which a Party may have for a Breach.

                                 ARTICLE VIII

                                 Miscellaneous

     Section 8.1.  Amendment.  This Agreement may be amended or modified only by
                   ---------
a written agreement executed by each of the Parties.

     Section 8.2.  Waiver.  A Party will be considered to have waived a right or
                   ------
remedy under this Agreement, or with respect to a breach of this Agreement, only if the Party expressly waives that right in a writing delivered to the other Party. The waiver by a Party of a right or remedy with respect to a breach of this Agreement will not be construed as a Waiver of any right or remedy with respect to any subsequent breach, and any failure or delay in exercising any right under this Agreement will not be construed as a waiver of that right.

     Section 8.3.  Expenses.   Each Party will pay the other Party, upon demand,
                   --------
any reasonable out-of-pocket costs or expenses incurred by that Party in successfully pursuing or enforcing any right or remedy against the other Party under this Agreement, including any reasonable attorneys' fees and other third-party costs. Each Party will bear its own expenses in connection with the Transaction.

     Section 8.4.  Successors; Assignment.
                   ----------------------

     (a) This Agreement will inure to the benefit of and be binding upon the Successors and the permitted assigns of the Parties. This Agreement will not confer any right on any other Person.

     (b) Except as provided in Section 8.4(c), a Party may not assign its rights or delegate its obligations under this Agreement without the Consent of the other Party.

     (c) Purchaser may assign its rights under this Agreement to any affiliate of Purchaser without the Consent of Seller. Any such delegation will not relieve Purchaser of its obligations under this Agreement.

     Section 8.5.  Other Agreements.  This Agreement supersedes all prior
                   ----------------
agreements and understandings between the Parties and constitutes the entire agreement of the Parties with respect to the matters contemplated by this Agreement.

     Section 8.6.  Notices.  All notices or other communications which may be
                   -------
given or are required to be given pursuant to this Agreement will be in writing and will be either (i) personally delivered, (ii) sent by registered or certified mail, return receipt requested, postage paid, or (iii) sent by nationally recognized express delivery service as follows:

     (a)  if to Purchaser:    United Metro Materials Inc.
                              Kiewit Plaza
                              Omaha, Nebraska 68131
                              Attention: Christopher J. Murphy

          with a copy to:     Kiewit Materials Company
                              Kiewit Plaza
                              Omaha, Nebraska 68131
                              Attention: General Counsel

     (b)  if to Seller:       Meadow Valley Corporation
                              4411 S. 40th St., Suite D-11
                              Phoenix, AZ 85040
                              Attention: Bradley E. Larson

          with a copy to:     Jennings, Haug & Cunningham
                              2800 N. Central Ave., Suite 1800
                              Phoenix, AZ 85004
                              Attention: Curtis Jennings

Each Party may designate by notice in writing a new address to which any notice may be given, served, or sent. Each notice or other communication will be deemed sufficiently given, served, sent, or received only if it is delivered to the addressee (with an affidavit of personal delivery or the delivery receipt being deemed conclusive evidence of delivery) or when delivery is refused by the addressee. Each communication will be deemed to have been given on the second Business Day after it is sent by one of the methods specified in (i), (ii), or
(iii) above.

     Section 8.7.  Announcement.  Unless otherwise required by any applicable
                   ------------
Legal Requirement, a Party will not issue a press release or make any other public announcement or disclosure regarding this Agreement or the Transaction without the Consent of the other Party.

     Section 8.8.  Severability.  If the final judgment of a court of competent
                   ------------
jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, then the court making the determination of invalidity or unenforceability may reduce the scope, duration, or area of the term or provision to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     Section 8.9.  Governing Law.  This Agreement will be governed by and
                   -------------
construed in accordance with the internal laws of the State of Arizona.

     Section 8.10.  Arbitration.  In the event of any dispute or controversy
                    -----------
arising out of this Agreement, its performance or breach, the Parties are unable to settle the dispute themselves, then upon written notice (the "Arbitration Notice") of either Party to the other, such dispute shall be submitted to arbitration, and Seller shall designate one arbitrator and Purchaser shall designate one arbitrator within seven (7) days following such Arbitration Notice. The two arbitrators so chosen shall, within seven (7) days of their appointment, designate a third arbitrator. If the first and second arbitrators are unable to agree upon a third arbitrator within such time period, then the first and second arbitrators shall invoke the services of the American Arbitration Association to appoint a third arbitrator. This third arbitrator shall, to the extent practicable, have special competence and experience with respect to the subject matter under consideration. Unless otherwise mutually agreed upon by the Parties, a full hearing shall be held in Phoenix, Arizona, on or before the 90th day following the date of such Arbitration Notice, pursuant to the then current rules of the American Arbitration Association for the conduct of commercial arbitration proceedings, but without submission to the American Arbitration Association. The arbitrators shall render a written decision within twenty (20) days after the final submission of the matter to them, and a copy of such decision shall be delivered to each of the Parties. The decision of two of the three arbitrators shall be taken as the arbitration decision. The arbitrators by their award shall determine the mariner in which the expenses of the arbitration (including reasonable attorneys' fees of the Parties) shall be borne. Each Party shall accept and abide by the arbitration decision. The award of the arbitrators shall be final, except as otherwise provided by applicable law, and shall be enforceable by any court of competent jurisdiction over the Parties.

     Section 8.11. Counterparts.  This Agreement may be executed in
                   ------------
counterparts, all of which together will constitute one agreement.

     Section 8.12. Termination of Confidentiality Agreement.  Simultaneously
                   ----------------------------------------
with the Closing, the Confidentiality Agreement automatically shall terminate and be of no further force and effect.

     Section 8.13.  Incorporation of Exhibits and Schedules.  This Agreement
                    ---------------------------------------
shall be deemed to have incorporated by reference all Exhibits and Schedules referred to herein to the same extent as if such Exhibits and Schedules were fully set forth herein. Each reference to "this Agreement" shall be construed to include each such Exhibit and Schedule.

     IN WITNESS WHEREOF, each of Purchaser and Seller has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                              United Metro Materials Inc., an Arizona
                              corporation

                              By: John L. Fowler
                                 -------------------------------

                              Title: Exec. Vice President
                                    ----------------------------


                              Meadow Valley Contractors, Inc., a Nevada corporation

                              By: Bradley E. Larson
                                 -------------------------------

                              Title: President
                                    ----------------------------

                               TABLE OF EXHIBITS
                               -----------------


EXHIBIT             DESCRIPTION
-------             -----------

  A                 Definitions

  B                 Allocation of Purchase Price

  C                 Assignment

  D                 Assumption Agreement

  E                 Inventory Cost

  F                 Non-Compete Agreement

  G                 Disclosure Schedule

                                  EXHIBIT "A"
                                      TO
                           ASSET PURCHASE AGREEMENT

                                  DEFINITIONS

     When used in this Agreement, the following terms shall have the following meanings:

     "401(K) Plan" means the Meadow Valley Contractors, Inc. Plan, together with all amendments, supplements and addenda thereto.

     "Agreement" means this Asset Purchase Agreement by and between Purchaser and Seller, as amended from time to time.

     "Arbitration Notice" has the meaning set forth in Section 8.10 of this Agreement.

     "Assigned Contracts" means those certain leases, contracts and agreements that are included in the Purchased Assets, as more specifically set forth on
Schedule 4.7, attached to this Agreement.
------------

     "Assignment" means the assignment between Seller and Purchaser with respect to Seller's assignment of the Assigned Contracts and the Permits, in the form attached as Exhibit "C" to this Agreement.

     "Assumed Liabilities" means all obligations under the Assigned Contracts arising subsequent to the Closing Date.

     "Assumption Agreement" means the Assumption Agreement dated as of the Closing Date between Seller and Purchaser, with respect to Purchaser's assumption of the Assumed Liabilities, in the form attached as Exhibit "D" to this Agreement.

     "Breach" means, with respect to a Person, (a) any misrepresentation by the Person set forth in any Transaction Document, in any Disclosure Schedule or in any certificate, (b) any breach of any warranty made or given by the Person in any Transaction Document, in any Disclosure Schedule or in any certificate, or
(c) any breach by the Person of any obligation set forth in, or failure to perform or observe any covenant or agreement set forth in, any Transaction Document.

     "Business" means the mining and sale of aggregates and related business and operations of Seller in Prescott Valley and Chino Valley, in Yavapai County, Arizona.

     "Business Day" means any calendar day other than a Saturday, a Sunday or a legal holiday.

     "Closing" means the closing of the Transaction on the Closing Date.

     "Closing Date" means April 12, 2002.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" means the Confidentiality Agreement dated March 4, 2002, between Purchaser and Seller.

     "Consent" means, with respect to an action and a Person, the written consent of the Person to the action given prior to the occurrence of the action. The Consent of an Entity may be given only by a Responsible Officer of the Entity.

     "Contractual Obligation" means, with respect to a Person, any obligation or covenant of, or restriction upon, the Person under any written or oral contract or agreement (including any lease, license, franchise, indenture, mortgage or security agreement) to which the Person is a party, by which the Person is bound or to which the Person or property owned, leased or used by the Person is subject, and with respect to Seller, which relate to or affect the Purchased Assets, the Assumed Liabilities, or the Business.

     "Default" means, with respect to a Contractual Obligation, any default thereunder, or any Fact which, with the lapse of a grace period, the passage of time, the giving of notice or any combination of the foregoing, would be a breach of, or a default under, or permit termination, modification or acceleration of the Contractual Obligation.

     "Disclosure Schedule" means the Disclosure Schedules attached as Exhibit "G" to this Agreement.

     "Employee Benefit Plan" includes all pension, retirement, disability, medical, dental or other health insurance plans or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans or other employee benefit plans or arrangements, including, without limitation, any "pension plan" as defined in
Section 3(2) of ERISA, and any "welfare plan" as defined in Section 3(l) of ERISA, whether or not any of the foregoing is funded, to which Seller is a party or by which it is bound, or with respect to which Seller has during the ten (10) years preceding the date of this Agreement, made any payments or contributions or may otherwise have any liability.

     "Entity" means any for-profit corporation, not-for-profit corporation, general partnership, limited partnership, limited liability company, trust, business trust, business association or other legally recognized association of persons.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1962, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic

Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1969, the Federal Endangered Species Act, the Clean Water Act (each as amended), or any other State, Federal or local law concerning or relating to emissions, discharges, releases or threatened releases of Hazardous Materials or Hazardous Waste into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or Hazardous Waste, the prevention or minimization of pollution, or protection of the environment, human health or similar matters with respect to the foregoing.

     "Estoppels" means estoppel certificates dated not more than fifteen (15) days prior to the Closing Date, addressed to Purchaser from Fain Land and Cattle Company with respect to the Fain Lease, Robert F. Schaible and Aline M. Schaible with respect the Schaible Lease and the Town of Prescott Valley with respect to the Settlement Agreement, all in the form acceptable to Purchaser. With the Consent of Purchaser, the Estoppels may be combined with the Required Consents and the amendment to the Schaible Lease.

     "Fact" means any fact, circumstance, event, status, condition, practice, plan, occurrence, incident, action, transaction or failure to act which could form the basis for any consequence.

     "Fain Lease" means that certain Mineral Lease Agreement dated January 1, 1999, by and between Fain Land and Cattle Company and Guzman Construction Company, Inc. and that certain Assignment, Amendment and Assumption Agreement dated February 26, 1999 among Fain Land and Cattle Company, Guzman Construction Company, Inc. and Seller together with all the estates, rights, privileges, easements and appurtenances thereto.

     "Governmental Authority" means any nation or government, any state or political subdivision of a state, and any person, court, authority, agency, board or body exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

     "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any Environmental Laws, including, without limitation, (a) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (b) petroleum products or by-products, (c) asbestos, (d) polychlorinated biphenyls, and (e) waste oils.

     "Hazardous Waste" means waste, material or substance defined, identified or which would be classified as a hazardous waste or regulated substance pursuant to the Resource Conservation Recovery Act of 1976 (as amended) and each regulation or other applicable law promulgated thereunder.

     "Indebtedness" means, with respect to a Person, (a) all indebtedness of the Person for borrowed money or the deferred purchase price of property or services; (b) all indebtedness secured by a Lien on property owned by the Person, whether or not the Person has assumed the indebtedness; (c) all amounts representing the capitalization of rental obligations with respect to capital leases under which the Person is lessee; (d) all guarantees, endorsements (other than endorsements of negotiable instruments in the Ordinary Course) and other contingent obligations of the Person, whether direct or indirect; and (e) all other items which, in accordance with accounting principles consistently applied by the Person based upon past practices, properly would be included as a liability on the balance sheet of the Person as of the date on which Indebtedness is to be determined.

     "Indemnified Party" means any Party entitled to indemnification from any other Party pursuant to Article VII.

     "Indemnifying Party" means any Party obligated to provide indemnification to any other Party Pursuant to Article VII.

     "Inventory" means the aggregates (sand, rock, and gravel) and raw materials (including, but not limited to, cement, fly ash and admixtures)stockpiled at the Leased Property as of the Closing Date.

     "Inventory Closing Value" means the product obtained when the tons of Inventory, as of the Closing Date, is multiplied by the Inventory Cost per ton unit price for the respective categories of Inventory as set forth on Exhibit "E".

     "Inventory Cost" means, with respect to the Inventory meeting recognized industry specifications, Seller's actual cost of the Inventory as agreed upon by the Parties and which is set forth on Exhibit "E" attached to this Agreement.

     "Knowledge of Seller" means either (i) the actual knowledge of an officer, director or manager of Seller, including, without limitation, Bill Hudson and Sam Grasmick, or (ii) the actual knowledge such employee of Seller should have had in the reasonable and ordinary scope of his duties.

     "Leased Property" means that certain real property leased by Seller, together with all the estates, rights, privileges, easements and appurtenances thereto and improvements thereon, and all minerals in, on or under such real property, described on Schedule 4.8 attached to this Agreement.
                       ------------

     "Legal Requirement" means, with respect to a Person, any law, statute, rule, regulation, ordinance, code, order, decree, stipulation, injunction, charge, judgment, ruling, writ, award or other restriction of any Governmental Authority that is binding on the Person or to which the Person or property owned, leased or used by the Person is subject, and with respect to Seller, which relate to the Purchased Assets, the Assumed Liabilities or the Business.

     "Liability" means, with respect to a Person, any liability, Indebtedness or obligation of, or claim against, the Person, whether accrued, known or unknown, absolute or contingent, direct or indirect, deferred, liquidated or unliquidated, or matured, due or to be due, including any guarantee or other similar liability, obligation or claim with respect to the obligations of another

Person.

     "Lien" means, with respect to a Person, any valid lien, mortgage, security interest, pledge, mechanic's lien, contractor's lien, charge, encumbrance or similar liability or obligation of any kind with respect to the property or assets of the Person, other than liens for Taxes which are not yet due and payable.

     "Litigation" means, with respect to a Person, (a) any pending or asserted action, suit, charge, complaint, proceeding, investigation, hearing, claim, demand or notice, whether civil or criminal, against or affecting the Person or any property owned, leased or used by the Person, whether before a Governmental Authority, arbitrator or other dispute resolution tribunal, or (b) any unsatisfied judgment, order, decree, stipulation, injunction or charge against or affecting the Person.

     "Loss" means, with respect to the effect upon a Party of Facts, including the Facts underlying a Breach, any economic loss, damage or harm paid, suffered or incurred by the Party as a result of or arising out of the Facts underlying the Breach, including any punitive damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, out-of-pocket expenses, administrative expenses, attorneys' fees (including any reasonable attorneys' fees incurred in connection with the successful pursuit of any rights or remedies under this Agreement), court costs, or other similar economic losses suffered or incurred by the Party.

     "Material Adverse Change" means, with respect to a Person, any Fact or Facts which have had or are likely to have a Material Adverse Effect on the Person.

     "Material Adverse Effect" means, with respect to a Person, a material adverse effect on (a) the ability of the Person to conduct its business in the Ordinary Course, (b) the assets, liabilities, financial condition, results of operations, business, properties or prospects of the Person, or (c) the ability of the Person to perform any obligation under any Transaction Document.

     "Non-Compete Agreement" means the agreement dated as of the Closing Date between Purchaser and Seller in the form attached as Exhibit "F" to this Agreement.

     "Ordinary Course" means, with respect to a Person, the ordinary course of the operation of the business of the Person consistent with its past custom and practice with respect to quantity, quality or frequency, as applicable.

     "Party" means Purchaser and Seller and their permitted successors and assigns.

     "Permits" means all permits, licenses and approvals held by Seller with respect to the operation of the Business and all water rights relating to the Leased Property and Business, and those permits, licenses and approvals currently pending, including such permits, licenses and approvals listed on
Schedule 4.14, attached to this Agreement.

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     "Person" means any natural person, Entity or Governmental Authority.

     "Plant, Machinery and Equipment" means the plant machinery, equipment, vehicles, spare parts, tools and other tangible assets set forth on Schedule 4.9 attached to this Agreement together with the assignable warranties, rights and interests associated therewith, and any mining plans, surveys, reserves records, production records, operating records, customer lists, customer records, supplier lists, open purchase orders, bid books and other records which are used by or useful in the operation of the Business.

     "Purchase Price" means the sum of Three Million Dollars ($3,000,000) plus the Inventory Closing Value.

     "Purchased Assets" means the Assigned Contracts, Inventory, Plant, Machinery and Equipment, and Permits.

     "Purchaser" means United Metro Materials Inc., an Arizona corporation, and its successors and assigns.

     "Purchaser Documents" means the Transaction Documents to which Purchaser is or will be a party or by which Purchaser is or will be bound.

     "Responsible Officer" means, with respect to an Entity, an officer or employee of the Entity, or a natured person performing a similar function with respect to the Entity, who has primary responsibility for the matter in question.

     "Required Consents" means the Consent of the third parties listed on
Schedule 4.15, attached to this Agreement.

     "Schaible Lease" means that certain Agreement dated February 24, 1997, by and between Robert F. Schaible and Aline Schaible, husband and wife, and Guzman Construction Company, Inc., that certain First Amendment to Agreement dated April 14, 1997, by and between Robert F. Schaible and Aline Schaible, husband and wife, and Guzman Construction Company, Inc., and that certain Assignment, Amendment and Assumption Agreement dated February 26, 1999 among Robert F. Schaible and Aline Schaible, husband and wife, and Guzman Construction Company, Inc., and Seller together with all the estates, rights, privileges, easements and appurtenances thereto.

     "Seller" means Meadow Valley Contractors, Inc., a Nevada Corporation, and its successors and assigns.

     "Seller Documents" means the Transaction Documents to which Seller is or will be a party or by which Seller is or will be bound.

     "Settlement Agreement" means that certain Settlement Agreement dated as of January 10, 2002, by and between the Town of Prescott Valley and Seller together with all the estates, rights, privileges, easements and appurtenances thereto.

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     "Tax" means, with respect to a Person, any general or special tax, assessment, fee or other similar charge of any kind imposed by a Governmental Authority, and any related interest, costs or penalties, that is assessed on, levied on, imposed on, becomes a lien upon or relates to the Person, any property of the Person, the rents or revenues from any such property, or the ownership, use, occupancy or enjoyment of any such property, including, but not limited to, all federal, state, local or foreign income, alternative minimum, property, school, license, ad valorem, sales, use, excise, franchise, added value, withholding, social security, payroll, receipts, capital stock, transfer, profits, unemployment, disability, and real estate or personal property taxes.

     "Tax Returns" means all State, Federal or local tax returns, tax reports, annual reports, franchise tax returns, payroll tax returns and other similar reports or returns of Seller required to be filed by any Governmental Authority with respect to any Tax that would affect the Purchased Assets, the Assumed Liabilities or the Business.

     "Third Party Claim" means any claim, charge, demand, complaint, action, suit, proceeding, hearing, investigation, or similar action which (a) is made or initiated by a Person who is not a Party, (b) is made against an Indemnified Party, and (c) is alleged to result from or arises out of the Facts underlying a Breach.

     "Third Party Claim Notice" means, with respect to a Third Party Claim, a pleading, complaint, registered letter, or other similar written notice or demand from a Person who is not a Party which specifically describes and makes the Third Party Claim.

     "Transaction" means the purchase and sale of the Purchased Assets.

     "Transaction Documents" means this Agreement, the Assignment, the Assumption Agreement, the Non-Compete Agreement, the Estoppels and any and all certificates and any other agreement, instrument or document contemplated by this Agreement or entered into in connection with the Transaction.

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